Exhibit 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

In connection with the Annual Report of alpha-En Corporation (the “Company”) on Form 10-K for the periods ended December 31, 2014 and December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in his capacity as an officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 20, 2016	/s/ Jerome I. Feldman
Jerome I. Feldman
Chairman, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Date: October 20, 2016	/s/ Steven M. Fludder
Steven M. Fludder
Chief Executive Officer
(Principal Executive Officer)